                   EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT






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


                    THE WASHINGTON CORPORATION - SUBSIDIARIES
                             As of December 31, 1997



                                                   State of
                                                  Formation or                Date of
            Subsidiary                            Incorporation               Formation
            ----------                            -------------               ---------
Arlington Square Limited Partnership                 Maryland                   09/17/85

Four Year Trail Limited Partnership                  Virginia                   09/16/87

Nanjemoy Associates Limited Partnership              Maryland                   01/11/88

TWC Development Corporation                          Maryland                   04/08/85

TWC Real Estate, Inc.                                Virginia                   04/15/85

Arlington Square, Inc.                               Virginia                   02/28/91

Four Year Trail, Inc.                                Virginia                   02/28/91




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